Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

TenX Keane Acquisition

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously Paid	Equity	New Citius Oncology Common Stock	457(f)(1)	50,000	(2)	$10.91	(3)	$545,500	(3)	0.00014760		$80.52	(3)
Fees Previously Paid	Equity	New Citius Oncology Common Stock	457(f)(2)	67,500,000	(4)	$0.43	(5)	$29,025,000	(5)	0.00014760		$4,284.09	(5)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(f)(1)	4,306,188	(6)	$11.37	(7)	$48,659,924	(7)	0.00014760		$7,182.20	(7)
Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock and one Right to receive two-tenths of one share of Common Stock	457(f)(1)	5,889	(8)	$11.38	(9)	$67,017	(9)	0.00014760		$9.90	(9)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, included as part of the Units	457(i)	5,889			_		_		_		_
Fees to Be Paid	Other	Rights to receive two-tenths of one share of Common Stock included as part of the Units	457(i)	5,889			_		_		_		_
Fees to be Paid	Equity	Common Stock underlying Rights included as part of the Units	457(i)	1,177			_		_		_		_
Fees to Be Paid	Other	Rights to receive two-tenths of one share of Common Stock	457(f)(1)	6,594,111	(10)	$0.26	(11)	$1,714,469	(11)	0.00014760		$253.06
Fees to be Paid	Equity	Common Stock underlying Rights	457(i)	1,318,822			_		_		_		_
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-						-	-	-	-
	Total Offering Amounts							$80,011,910				$11,809.76
	Total Fees Previously Paid											$4,364.61
	Total Fee Offsets											-
	Net Fee Due											$7,445.15

(1)	Prior to the completion of the business combination described in the proxy statement/prospectus forming part of this registration statement, the registrant, TenX Keane Acquisition, a Cayman Islands exempted company (the “Registrant” or “TenX”), intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law (the “Domestication), pursuant to which the Registrant’s jurisdiction of incorporation will be transferred by way of continuation from the Cayman Islands to the State of Delaware and the name of the Registrant will be changed to “Citius Oncology, Inc.” (“New Citius Oncology”). All securities being registered will be issued by New Citius Oncology.

In connection with the business combination between TenX and Citius Oncology, Inc., described in the proxy statement/prospectus forming part of this registration statement (the “Business Combination”), among other things, (a) TenX Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TenX (“Merger Sub”), will merge with and into Citius Oncology, Inc., a Delaware corporation (“SpinCo”), with SpinCo surviving such merger as a direct wholly-owned subsidiary of New Citius Oncology (f/k/a TenX); (b) all outstanding shares of common stock, par value $0.001 per share, of SpinCo (the “SpinCo Common Stock”) shall be exchanged for up to a maximum of 67,500,000 shares of common stock, par value $0.0001 per share, of New Citius Oncology (the “New Citius Oncology Common Stock”) and (c) 50,000 shares to Newbridge Securities Corporation (“Newbridge”) as payment of its financial advisory fee.

(2)	Represents 50,000 shares of New Citius Oncology Common Stock issuable to Newbridge as payment of its financial advisory fees.

(3)	Estimated solely for purposes of calculating the registration fee, based on $10.91, the average of high and low prices of shares of TenX ordinary shares on the Nasdaq Global Capital Market on November 10, 2023, in accordance with Rule 457(f)(1) under the Securities Act.

(4)	Represents 67,500,000 shares of New Citius Oncology Common Stock, the maximum number of shares of New Citius Oncology Common Stock that are expected to be issued in connection with the Business Combination to existing equity holders of SpinCo.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act. Citius Oncology Inc., a Delaware corporation, is a private company, no market exists for its securities. Therefore, the proposed maximum aggregate offering price is the book value of the SpinCo Common Stock as of November 10, 2023.

(6)	Represents 4,306,188 shares of New Citius Oncology Common Stock that are expected to be issued in connection with the Domestication to existing equity holders of TenX.

(7)	Estimated solely for purposes of calculating the registration fee, based on $11.37, the average of high and low prices of shares of TenX’s ordinary shares on the Nasdaq Global Capital Market on July 10, 2024, in accordance with Rule 457(f)(1) under the Securities Act.

(8)	Represents 5,889 units of New Citius Oncology, each consisting of one share of New Citius Oncology Common Stock and one right to receive two-tenths of one share of New Citius Oncology Common Stock, that are expected to be issued in connection with the Domestication to existing equity holders of TenX.

(9)	Estimated solely for purposes of calculating the registration fee, based on $11.38, the average of high and low prices of TenX’s units on the Nasdaq Global Capital Market on July 10, 2024, in accordance with Rule 457(f)(1) under the Securities Act.

(10)	Represents 6,594,111 rights to receive two-tenths of one share of New Citius Oncology Common Stock that are expected to be issued in connection with the Domestication to existing equity holders of TenX.

(11)	Estimated solely for purposes of calculating the registration fee, based on $0.26, the average of high and low prices of TenX’s rights on the Nasdaq Global Capital Market on July 10, 2024, in accordance with Rule 457(f)(1) under the Securities Act.